Exhibit 99.a

Household International, Inc.

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, William F. Aldinger, Chairman and Chief Executive Officer, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Household International, Inc. ("Household"), and except as corrected or supplemented in a subsequent covered report:
    no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

    no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with Household's Audit Committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statements, is a "covered report":
    Annual Report of Household on Form 10-K filed with the Commission on March 13, 2002;

    all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Household filed with the Commission subsequent to the filing of the Form 10-K identified above; and

    any amendments to any of the foregoing.
/s/ William F. Aldinger William F. Aldinger Chairman & Chief Executive Officer	Subscribed and sworn to Before me this 14th day of August 2002.
Date: August 14, 2002	/s/ Kathryn M. Nolan Notary Public My Commission Expires: 2/2/04
[Official Seal Kathryn M. Nolan Notary Public, State of Illinois My commission expires: 02/02/04]